                                                                   EXHIBIT 10.17

                           BAKER HUGHES INCORPORATED
                      NONQUALIFIED STOCK OPTION AGREEMENT


-------                                                           --------------
Grantee                                                           Shares Granted

Pursuant to action taken by the Compensation Committee of the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (the "Company"), for the purposes of administration of the Baker Hughes Incorporated 1993 Stock Option Plan (the "Plan"), the above-named Grantee is hereby granted a nonqualified stock option to purchase the above number of shares of the Company's $1 par value per share common stock at the exercise price of (Price) for each share subject to this option, payable at the time of exercise. Subject to the terms of the Plan regarding exercise, (i) twenty percent (20%) of the shares subject to this option are immediately vested and this option is exercisable with respect thereto on the date of grant, and this option will be exercisable with respect to subsequent increments of twenty percent (20%) of the shares subject to this option on each of the next four (4) anniversaries of the grant date, and
(ii) if the closing price of the Company Common Stock on the New York Stock Exchange increases to at least $50.00 per share and thereafter the closing price of the Company Common Stock on the New York Stock Exchange averages $50.00 per share or above for a period of ten consecutive trading days, any unvested portion of this option shall immediately vest in its entirety; in each case, provided the Grantee remains in the employment of the Company. This option may not be exercised after (Date).

The following provisions will apply in the event of Grantee's termination of employment:

          1. If Grantee's employment is terminated for any reason (other than death, retirement or disability pursuant to paragraphs 4 and 5 below), this option will wholly and completely terminate on the date of termination of employment, to the extent it is not then exercisable.

          2. If Grantee's employment is terminated because of fraud, theft or embezzlement committed against the Company or one of its subsidiaries, or for conflict of interest as provided in the Plan, this option will wholly and completely terminate on the date of termination of employment.

          3. If Grantee's employment is terminated for any reason other than death, retirement, disability, fraud, theft, embezzlement or conflict of interest as provided in the Plan, Grantee shall have three months from the date of termination of employment to exercise this option, to the extent then exercisable (but in no event later than (Date)).

          4. In the event of the retirement (such that the Grantee's age plus years of service with the Company equals or exceeds 65) or disability of the Grantee, all granted but unvested options shall immediately vest upon the Grantee's retirement or disability. The Grantee shall have three years from the date of termination of employment due to retirement or disability to exercise this option (but in no event later than (Date)).

          5. Upon the death of the Grantee in active service, all granted but unvested options shall immediately vest upon the Grantee's death and otherwise shall be exercisable for a period of one year following Grantee's death (but in no event later than (Date)).

Cashless exercise, in accordance with the terms of the Plan, shall be available to Grantee for the shares subject to this option.

To the extent the exercise of this option results in taxable income to Grantee, the Company is authorized to withhold from any remuneration payable to Grantee any tax required to be withheld by reason of such taxable income.

This option is granted under and is subject to all of the provisions of the Plan. This option is not transferable by the Grantee otherwise than by will or by the laws of descent and distribution, and is exercisable during the Grantee's lifetime only by the Grantee.

     Date of Grant:    (Date)

                         BAKER HUGHES INCORPORATED



                         _________________________________
                              (NAME)
                              (TITLE)